UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2017

XPO LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five American Lane, Greenwich, Connecticut 06831

(Address of principal executive offices)

(855) 976-6951

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) The 2017 annual meeting of stockholders of XPO Logistics, Inc. (the “Company”) was held on May 10, 2017.

(b) At the 2017 annual meeting, the stockholders voted, consistent with the recommendation of the Board of Directors of the Company, to elect each of the Company’s nominees for director; ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017; approve the advisory vote on the Company’s executive compensation; and reject the shareholder proposal regarding sustainability reporting.

1.	Election of Directors:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Bradley S. Jacobs	101,508,134	936,071	18,881	8,849,631
Gena L. Ashe	99,330,628	3,111,778	20,680	8,849,631
Louis DeJoy	100,013,035	2,424,687	25,364	8,849,631
Michael G. Jesselson	99,254,344	3,180,605	28,137	8,849,631
Adrian P. Kingshott	99,237,108	3,203,570	22,408	8,849,631
Jason D. Papastavrou	99,235,419	3,205,760	21,907	8,849,631
Oren G. Shaffer	101,825,657	614,792	22,637	8,849,631

2.	Ratification of the Appointment of KPMG LLP:

Votes For	111,092,145
Votes Against	166,417
Abstentions	54,155
Broker Non-Votes	0

3.	Advisory Vote on Executive Compensation:

Votes For	60,851,803
Votes Against	37,052,022
Abstentions	4,559,261
Broker Non-Votes	8,849,631

3.	Shareholder Proposal Regarding Sustainability Reporting:

Votes For	26,565,504
Votes Against	71,048,597
Abstentions	4,848,985
Broker Non-Votes	8,849,631

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2017	XPO LOGISTICS, INC.

	By:	/s/ Karlis P. Kirsis
Karlis P. Kirsis
Vice President